UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 7, 2009

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7047 E. Greenway Parkway #250 Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2009, Ironwood Gold Corp. (the “Company”) entered into a material definitive agreement (the “Assignment Agreement”) with Kingsmere Mining Ltd. (“KML”) whereby the Company will acquire an undivided 100% right, title and interest in and to certain mineral claims known as the Haystack Property located in Pershing County, Nevada (the “Property”).  The Company’s acquisition of the Property will promote the Company’s gold exploration projects in Nevada.  The Company agreed to issue an aggregate of ten million (10,000,000) shares of common stock of the Company and an aggregate of three hundred thousand dollars ($300,000) in cash in consideration for the assignment of all right, title and interest in the Property as follows: 8,500,000 shares and $255,000 to KML and 1,500,000 shares and $45,000 to Teck.

Previously, KML and Teck CO, LLC (“Teck”) entered into an option agreement (the “Option Agreement”) dated October 26, 2009 wherein KML acquired an exclusive option to acquire the Property from Teck.  The Company will obtain all right, title and interest to the Property from KML and Teck pursuant to the terms of the Assignment Agreement, subject to certain of the terms and conditions of the Option Agreement, including the right of Teck to certain royalties payments and the right of Teck to earn-in to the Property by making certain expenditures related to the exploration and development of the Property.

Teck’s earn-in rights pursuant to the Option Agreement are two-tiered and subject to proper notice requirements.  Teck’s first option to earn-in a 51% interest in the Property, pursuant to the terms of the Option Agreement, is exercisable if Teck incurs and funds an aggregate of one and a half (1.5) times the expenditures incurred by the Company up to a maximum of six million dollars ($6,000,000) with respect to the Property.  The second option to earn-in a 14% interest in the Property, pursuant to the terms of the Option Agreement, requires Teck to make expenditures equal to the amount required to exercise the first option.  If Teck exercises both options to earn-in to the Property pursuant to the terms of the Option Agreement, Teck will hold an aggregate 65% interest in the Property, and the Company will hold a 35% interest in the Property.

The Assignment Agreement contains standard representations, warranties, covenants and indemnities. The closing of the transactions contemplated by the Assignment Agreement are subject to the satisfaction of customary conditions.

The description of the Assignment Agreement in this report is intended to summarize the terms of the Assignment Agreement and does not purport to be a complete discussion of such terms.  Investors should review the Assignment Agreement in its entirety together with the Option Agreement incorporated herein as Exhibit 10.1.  Additional information is included in the press release attached as Exhibit 99.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description

10.1	Assignment Agreement

99	Press release dated December 3, 2009, titled “Ironwood Gold Corp. Signs Assignment Agreement for Historically Significant Gold Asset in Nevada”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: December 7, 2009	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Chief Executive Officer

EXHIBIT 10.1
ASSIGNMENT AGREEMENT

EXHIBIT 99
PRESS RELEASE